UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 24, 2007
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On October 24, 2007, Royal Gold, Inc. (“Royal Gold”) completed its acquisition of Battle Mountain Gold Exploration Corp., a Nevada corporation (“Battle Mountain”) (the “Merger”). Royal Gold completed the acquisition pursuant to the Amended and Restated Agreement and Plan of Merger dated July 30, 2007 (the “Merger Agreement”). As a result of the Merger, Battle Mountain continues as a surviving corporation and is a wholly-owned subsidiary of Royal Gold. In connection with the Merger, Battle Mountain stockholders, other than Royal Gold, received an aggregate of approximately 1.14 million shares of Royal Gold common stock and $3.4 million cash in exchange for all shares of Battle Mountain common stock. Each Battle Mountain stockholder could elect to receive either all stock or all cash in the exchange. Battle Mountain stockholders received cash in lieu of any fractional shares. There is a possibility that subject to the settlement of certain Battle Mountain litigation, the shareholders of Battle Mountain may receive additional shares of Royal Gold common stock or cash, in the same form as previously elected. Additionally, each option, warrant, convertible security or other right to purchase or subscribe for shares of Battle Mountain common stock outstanding at the effective time of the Merger was, unless exercised prior to the effective time of the Merger, cancelled and terminated.
     Other than certain voting and option agreements in connection with the Merger, the only other material relationship between the parties was a convertible bridge finance facility agreement under which Royal Gold agreed to loan to Battle Mountain up to $20 million, which was reduced to $15 million on April 14, 2007. As of the closing of the Merger, $15,207,298 of principal and accrued interest was outstanding on the bridge facility.
     On October 25, 2007, Royal Gold issued a press release announcing the successful completion of the Merger. The press release is attached hereto as Exhibit 99.1 and the information contained in the press release is incorporated by reference into this Item 2.01.
     The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 2.01.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Amended and Restated Agreement and Plan of Merger, dated July 30, 2007, among Battle Mountain Gold Exploration Corp., Royal Gold, Inc., and Royal Battle Mountain, Inc. (filed as Exhibit 2.1 to Royal Gold’s Form 8-K (Commission File No. 001-13357) dated August 2, 2007, and incorporated herein by reference).

99.1	Press Release dated October 25, 2007, titled Royal Gold Completes Acquisition of Battle Mountain.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President and Corporate Secretary

Dated: October 26, 2007

Exhibit Index

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated July 30, 2007, among Battle Mountain Gold Exploration Corp., Royal Gold, Inc., and Royal Battle Mountain, Inc. (filed as Exhibit 2.1 to Royal Gold’s Form 8-K (Commission File No. 001-13357) dated August 2, 2007, and incorporated herein by reference).

99.1	Press Release dated October 25, 2007, titled Royal Gold Completes Acquisition of Battle Mountain.